UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

Click Commerce, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0001107050	36-4088644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 482-9006

N/A
(Former name or former address, if changed since last report)

Explanatory Note

On April 22, 2004, Click Commerce, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) in connection the completion of the acquisition of Webridge, Inc. (“Webridge”). This amendment is being filed to amend Item 7 of the Original Filing to include the financial statements required by Items 7(a) and 7(b).

Item 7.           Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

The appropriate financial statements of Webridge are filed herewith as Annex A.

(b)                                 Pro Forma Financial Information.

The appropriate unaudited pro forma financial information of the Company is filed herewith as Annex B.

(c)                                  Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated March 17, 2004 +

23.1	Consent of Vierck & Rakoski CPAs, P.C., independent auditors of Webridge.

99.1	Press Release, dated March 18, 2004, regarding the signing of the Asset Purchase Agreement. ±

99.2	Press release, dated April 22, 2004, regarding the completion of the asset purchase. +

+               Incorporated by reference to the Company’s current report on Form 8-K, dated April 22, 2004, which was filed with the Securities and Exchange Commission on April 22, 2004.

±                 Incorporated by reference to the Company’s current report in Form 8-K, dated March 18, 2004, which was filed with the Securities and Exchange Commission on March 18, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

	By:	/s/ MICHAEL W. NELSON

Michael W. Nelson Vice President, Chief Financial Officer and Treasurer

Date: July 2, 2004

3

Annex A

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

Webridge, Inc.

We have audited the accompanying consolidated balance sheets of Webridge, Inc. and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Webridge, Inc. and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s losses from operations, equity deficit and negative working capital raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11 to the consolidated financial statements, on April 21, 2004 the Company’s stockholders approved the sale of substantially all of the operating assets and certain liabilities of the Company to Click Commerce, Inc. and authorized management to commence a liquidation of the Company.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these events.

/s/ Vierck & Rakoski, CPAs, P.C.

Vancouver, Washington
July 1, 2004

WEBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$755	$1,434
Restricted investment	298	298
Accounts receivable, net	774	645
Prepaids and other current assets	51	47
Total current assets	1,878	2,424
Furniture and equipment, net	337	672
Total assets	$2,215	$3,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23	$161
Accrued expenses	353	359
Deferred revenue	2,231	1,001
Current portion of long-term debt and capital lease obligations	207	86
Total current liabilities	2,814	1,607
Long-term debt and capital lease obligations, net of current portion	—	23
Other long-term liabilities	—	377
Total liabilities	2,814	2,007

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, authorized 21,004 shares, none issued and outstanding at December 31, 2003 and 2002	—	—
Common stock, $0.001 par value, authorized 100,000 shares, issued and outstanding 31,192 and 32,472 shares at December 31, 2003 and 2002	31	32
Additional paid-in capital	49,826	49,899
Deferred stock-based compensation	(2)	(248)
Accumulated other comprehensive loss - foreign currency translation	(231)	(207)
Accumulated deficit	(50,223)	(48,387)
Total stockholders’ equity (deficit)	(599)	1,089
Total liabilities and stockholders’ equity	$2,215	$3,096

See accompanying notes to consolidated financial statements.

WEBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Years Ended December 31,
	2003	2002
Revenue:
Product licenses	$788	$2,839
Services	3,121	3,913
Total revenue	3,909	6,752
Cost of revenue:
Cost of services	1,123	1,669
Total cost of revenue	1,123	1,669
Gross profit	2,786	5,083
Operating expenses:
Research and development	2,764	3,169
Sales and marketing	1,197	1,323
General and administrative	647	974
Restructuring charges	—	382
Total operating expenses	4,608	5,848
Loss from operations	(1,822)	(765)
Other income (expense):
Interest income	5	44
Interest expense	(19)	(11)
Total other income (expense)	(14)	33
Net loss from continuing operations before provision for income taxes	(1,836)	(732)
Provision for income taxes	—	—
Net loss from continuing operations	(1,836)	(732)
Discontinued operations:
Loss from discontinued operations of Webridge Japan KK (including loss on disposal of $140)	—	(217)
Net loss	$(1,836)	$(949)

See accompanying notes to consolidated financial statements.

WEBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock-Based Compensation	Accumulated Other Comprehensive Loss - Foreign Currency Translation	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount					(Deficit)
Balance as of December 31, 2001	19,058	$18	14,195	$14	$49,905	$(546)	$(28)	$(47,438)	$1,925

Issuance of common stock from exercise of stock options	—	—	5	—	1	—	—	—	1

Repurchase of common stock	—	—	(6)	—	—	—	—	—	—

Foreign currency translation	—	—	—	—	—	—	(179)	—	(179)

Conversion of preferred stock to common	(18,279)	(17)	18,278	18	—	—	—	—	1

Repurchase of preferred stock	(779)	(1)	—	—	(7)	—	—	—	(8)

Amortization of stock-based compensation	—	—	—	—	—	298	—	—	298

Net loss	—	—	—	—	—	—	—	(949)	(949)

Balance as of December 31, 2002	—	—	32,472	32	49,899	(248)	(207)	(48,387)	1,089

Issuance of common stock from exercise of stock options	—	—	—	—	—	—	—	—	—

Repurchase of common stock	—	—	(1,280)	(1)	—	—	—	—	(1)

Foreign currency translation	—	—	—	—	—	—	(24)	—	(24)

Deferred stock-based compensation	—	—	—	—	(73)	73	—	—	—

Amortization of stock-based compensation	—	—	—	—	—	173	—	—	173

Net loss	—	—	—	—	—	—	—	(1,836)	(1,836)

Balance as of December 31, 2003	—	$—	31,192	$31	$49,826	$(2)	$(231)	$(50,223)	$(599)

See accompanying notes to consolidated financial statements.

WEBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(1,836)	$(949)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	378	569
Amortization of deferred stock-based compensation	173	298
Change in operating assets and liabilities:
Accounts receivable	(129)	1,243
Prepaids and other current assets	(4)	190
Accounts payable and accrued expenses	(144)	(524)
Deferred revenue	1,230	(1,524)
Other long-term liabilities	(170)	(724)
Net cash used in operating activities	(502)	(1,421)
Cash flows from investing activities:
Purchase of furniture and equipment	(43)	(90)
Net cash used in investing activities	(43)	(90)
Cash flows from financing activities:
Repurchase of stock, net	(1)	(6)
Principal payments on capital lease obligations	(109)	(105)
Restricted investment	—	9
Net cash used in financing activities	(110)	(102)
Net decrease in cash and cash equivalents	(655)	(1,613)
Effect of exchange rate on cash and cash equivalents	(24)	(179)
Cash and cash equivalents at beginning of year	1,434	3,226
Cash and cash equivalents at end of year	$755	$1,434
Supplemental disclosures:
Cash paid for interest	$19	$11

See accompanying notes to consolidated financial statements.

WEBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

(1)         Description of Business and Summary of Significant Accounting Policies

(a)         Description of Business

Webridge, Inc. was incorporated in Delaware in June 1996.  Webridge, Inc. (together with its subsidiaries “Webridge” or the “Company”) develops, markets and supports extranet software applications which are designed for conducting a wide variety of business processes on the internet in a secure environment.  Webridge sells its software products through a direct sales force primarily in the United States of America and Europe.

(b)         Going Concern and Basis of Presentation

The accompanying consolidated financial statements have been prepared as if the Company will continue as a going concern.  The Company’s continuing losses from operations, accumulated equity deficit and negative working capital raise substantial doubt about its ability to continue as a going concern.  As further discussed in Note 11, on April 21, 2004, the Company’s stockholders approved the sale of substantially all of the operating assets and certain liabilities of the Company to Click Commerce, Inc. (the “Asset Sale”) and authorized management to commence a liquidation of the Company.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these events.

(c)          Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Webridge, Inc. and its wholly owned subsidiaries after elimination of all significant intercompany accounts and transactions.  Throughout 2003 and 2002 Webridge maintained a subsidiary in the United Kingdom.  During 2002 Webridge maintained a subsidiary in Japan.

In December 2002, the Company adopted a plan to dispose of its operations in Japan through the liquidation of its wholly owned subsidiary, Webridge Japan KK, which ceased operations.  As a result, the Company’s operations in Japan have been classified as discontinued operations in the consolidated financial statements as discussed in Note 9.

As discussed in Note 11, in January 2004 the Company adopted a plan to dispose of its operations in the United Kingdom through the liquidation of its wholly owned subsidiary, Webridge UK Limited.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this event.

(d)         Revenue Recognition

Webridge has adopted Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9, since inception.  Revenue on software arrangements involving multiple elements, which generally include perpetual and subscription-based software product licenses, deployment services, post-contractual customer support (PCS), and hosting services, is allocated to the elements using the residual method.  Webridge has determined that deployment services, PCS, and hosting services can be separated from product licenses because they are not essential to the functionality of any other element in the arrangement under certain conditions and the Company has sufficient vendor-specific objective evidence (VSOE) to permit the allocation of revenue to these elements.  VSOE has been determined based on objective evidence that is specific to Webridge.  Objective evidence is determined by the separate sale of the element or by the contracted renewal rate.

Under the residual method, the fair value of deployment services, PCS and hosting services is deferred and subsequently recognized as the services are performed.  The difference between the total software arrangement fees and the amount deferred for deployment services, PCS and hosting services is allocated to product licenses and recognized in accordance with SOP 97-2.

Revenue from product licenses is recognized when persuasive evidence of an arrangement exists, the product has been delivered, there are no remaining significant obligations, the fee is fixed or determinable and collection of the fee is probable.  For arrangements to deliver software licenses with deployment services that are essential to the functionality of the product, the Company recognizes revenue for the software licenses when all consulting services have been completed related to the installation of the software.  Subscription-based product licenses revenue is recognized ratably over the period of the subscription contract, typically one to two years.

Services revenue consists of deployment services for product installation and integration, hosting, support and training.  Services are billed using either a fixed fee arrangement or based on time and materials.  Deployment service revenue from time and materials based contracts is recognized as the service is performed.  Revenue is recognized on fixed fee arrangements on the completion of specific contractual milestone events, or based on an estimated percentage of completion as work progresses.

Hosting services are sold to customers generally based on a monthly or quarterly fee.  Revenue for hosting services, including the initial set up fee, is recognized ratably over the term of the arrangement, typically one year.

PCS arrangements for non-subscription customers typically have a one-year term and are billed annually in advance.  For subscription customers, PCS is billed monthly or quarterly and typically has a two-year term.  Services provided to customers under customer support agreements generally include technical support and unspecified product upgrades.  PCS is recognized ratably over the contract period.

Customers are billed in accordance with contractual specifications.  Webridge records the unrecognized portion of billable fees as deferred revenue.

Customers do not have a right of return, therefore no sales return allowance has been established in accordance with Financial Accounting Standards Statement (SFAS) No. 48, Revenue, Recognition when Right of Return Exists.

(e)          Cash and Cash Equivalents

Webridge considers all highly liquid securities purchased with original maturities of three months or less to be cash equivalents.  Cash equivalents of $1,048 at December 31, 2002 consist of commercial paper with original maturities of three months or less.

(f)            Restricted Investments

At December 31, 2003 and 2002, Webridge has a letter of credit for rental expense of office space secured by certificates of deposit with a bank in the amount of $298.  The certificates of deposit mature in June 2004.

(g)         Accounts Receivable and Allowance for Doubtful Accounts

Credit is extended to customers as deemed necessary and generally does not require collateral.  Management believes that the risk of loss is significantly reduced by the financial position of its customers.  Management evaluates customer information and historical statistics in providing for an allowance of doubtful accounts.  Historically, the Company has not experienced material differences between its estimated allowance for doubtful accounts and actual results.  If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.  The Company records a charge for bad debt in the period that such losses are estimated.  Bad-debt write offs are recorded as a reduction in the allowance for doubtful accounts in the period in which the account is written off.  At December 31, 2003 and 2002 the allowance for doubtful accounts was $20 and $50, respectively.

The following table summarizes the activity in the allowance for doubtful accounts:

	2003	2002

Beginning allowance balance	$50	$51
Provision (recovery)	—	—
Charge-offs	(30)	(1)

Ending allowance balance	$20	$50

(h)         Furniture and Equipment

Furniture and equipment are stated at cost.  Furniture and equipment acquired under capital lease arrangements are stated at the lower of the present value of the minimum lease payments at the beginning of the lease or the fair value of the leased assets at the inception of the lease.

Depreciation on furniture and equipment is calculated using the straight-line method over the estimated useful life of the assets, generally three years. Furniture and equipment acquired under capital leases are amortized straight-line over the shorter of the lease term or estimated useful life of the assets. Maintenance and repairs are expensed as incurred.

Periodically, the Company reviews its furniture and equipment for impairment based on estimated future undiscounted cash flows attributable to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values based on the expected discounted future cash flows attributable to the assets.  The Company has evaluated the carrying value of its furniture and equipment recorded on its balance sheet at December 31, 2003 and 2002 noting no such impairment based on the related estimated future undiscounted cash flows.

(i)            Software Development Costs

Webridge accounts for software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.  Software development costs are capitalized beginning when a product’s technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers.  To date, the establishment of technological feasibility of Webridge’s products has occurred concurrently with general release and, accordingly, no costs have been capitalized.

(j)            Research and Development

Research and development costs are expensed as incurred.

(k)         Stock-Based Employee Compensation

Webridge applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation an interpretation of APB No. 25, issued in March 2000, to account for its fixed plan stock options.  Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.  SFAS No. 123, Accounting for Stock-Based Compensation, and Statement No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans.  As permitted by existing accounting standards, Webridge has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123, as amended.

Webridge accounts for stock and stock options issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) consensus on Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.  Expense associated with stock-based compensation is amortized on an accelerated basis over the vesting period of the individual stock option awards consistent with the method prescribed in FASB Interpretation No. 28.

(l)            Income Taxes

Webridge accounts for income taxes under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences of events that have been included in the financial statements and tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled.  Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

(m)      Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and deferred revenue approximate fair values due to the short-term maturities of those instruments.  The carrying amount of capital leases and other debt obligations approximate fair value as the stated interest rates reflect current market rates.  Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments when available.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision.

(n)         Concentrations of Risk

Revenues are derived primarily from sales in the United States of America.  Sales in Europe were approximately $336 and $1,336 for the years ended December 31, 2003 and 2002, respectively.  Sales in Japan were approximately $8 for the year ended December 31, 2002.  All assets of the Company are located in the United States of America at December 31, 2003 except for approximately $74 which is located in the United Kingdom.

Webridge is subject to concentrations of risk from sales to certain customers.  For the year ended December 31, 2002, the Company’s largest customer accounted for approximately $1,313, or 19.4% of total revenues and the second largest customer accounted for approximately $677, or 10.0% of total revenues.  For the year ended December 31, 2003, the Company’s largest customer accounted for approximately $322, or 8.2% of total revenues.

Webridge is subject to concentrations of credit risk from its cash and cash equivalents, investments and trade receivables.  Webridge limits its exposure to credit risk associated with cash and cash equivalents and investments by placing its cash and cash equivalents with a major financial institution and by investing in investment-grade securities.

At December 31, 2002, Webridge had accounts receivable from five customers representing approximately 52.7% of trade accounts receivable. At December 31, 2003, Webridge had accounts receivable from six customers representing approximately 52.9% of trade accounts receivable. Loss or non-performance by these significant customers could adversely affect Webridge’s financial position, liquidity or results of operations.

(o)         Advertising Costs

Webridge’s policy is to expense advertising costs as incurred.  Total advertising expenses were approximately $2 and $11 for the years ended December 31, 2003 and 2002, respectively.

(p)         Foreign Currency Translation

Assets and liabilities of the Company’s wholly-owned foreign subsidiaries are translated from their respective functional currencies at exchange rates in effect at the balance sheet date, and revenues and expenses are translated at average exchange rates prevailing during the year.  For subsidiaries whose functional currency is the local currency, resulting translation adjustments are reflected as a separate component of stockholders’ equity, if material.  For subsidiaries whose functional currency is the U.S. Dollar, resulting translation adjustments are included in results of operations.  Foreign currency transaction gains and losses, which have been immaterial, are included in results of operations.  For foreign entities where recoverability of the Company’s investment is considered remote, or in which the entity has been substantially liquidated, the Company records a charge to income to write off the corresponding translation adjustment balance included in stockholders’ equity in the period where such assessment of recoverability has been made.

(q)         Comprehensive Income (Loss)

The Company has adopted the provisions of SFAS No. 130, Reporting on Comprehensive Income.  SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in consolidated financial statements.  The Statement requires only additional disclosures in the financial statements; it does not affect the Company’s financial position or results of operations.  Comprehensive income (loss) is defined as changes in stockholders’ equity exclusive of transactions with owners.  For the years ended December 31, 2003 and 2002, the Company reported other comprehensive loss of approximately $24 and $179, respectively, which consists of foreign currency translation adjustments.

(r)           Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(s)          Risk of Technological Change

A substantial portion of Webridge’s revenues are generated from the development and rapid release to market of computer software products.  In the extremely competitive industry environment in which Webridge operates, product generation, development and marketing processes are uncertain and complex, requiring accurate prediction of market trends and demand as well as successful management of various risks.  Additionally, Webridge’s production strategy relies on certain employees’ ability to deliver implemented products in time to meet critical development and distribution schedules.  In light of these dependencies, it is reasonably possible that failure to successfully manage a significant product introduction or failure of certain employees to deliver and deploy products as needed could have a severe impact on Webridge’s growth, results of operations and liquidity.

(t)            Costs Associated with Exit or Disposal Activities

The Company has adopted SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities, which is effective for exit or disposal activities initiated after December 31, 2002.  SFAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred rather than at the date of a commitment to an exit or disposal plan.  Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity.

(2)         Balance Sheet Components

(a)         Furniture and Equipment, Net

	December 31,
	2003	2002
Leased furniture and equipment	$—	$329
Furniture and fixtures	403	412
Equipment	1,353	1,367
Leasehold improvements	163	238
	1,919	2,346
Less accumulated depreciation and amortization	(1,582)	(1,674)
	$337	$672

Accumulated amortization for furniture and equipment acquired under capital lease obligations was $88 at December 31, 2002.  There was no accumulated amortization for furniture and equipment acquired under capital lease obligations at December 31, 2003.

(b)         Accrued Liabilities

	December 31,
	2003	2002
Payroll and related expenses	$182	$171
Commissions	101	43
Accrued sales tax	29	34
Other current liabilities	41	111
	$353	$359

(3)         Leases

Webridge is obligated under capital lease obligations related to certain fixed assets.  Webridge also has certain noncancelable operating leases for office space that will expire on December 31, 2004.  As a result of the sale of substantially all of the operating assets and certain liabilities of the Company to Click Commerce, Inc. (“Click”) on April 21, 2004, Click assumed substantially all of the Company’s lease obligations subsequent to April 21, 2004.  The Company’s minimum lease payments under capital and operating leases as of December 31, 2003, net of lease obligations assumed by Click, amounted to approximately $129 and are due in 2004.  Rent expense was approximately $447 and $442 for the years ended December 31, 2003 and 2002, respectively.

(4)         Stockholders’ Equity

(a)         Recapitalization

By a special vote of the preferred shareholders in March 2002 all of the Company’s previously outstanding Series D, C, B and A preferred stock was converted on a one for one basis to Webridge, Inc. common stock.  The recapitalization resulted in the issuance of 18,278,340 shares of Webridge, Inc. common stock to the then existing preferred shareholders on a pro rata basis according to ownership of preferred shares immediately prior to this transaction.

(b)         Stock Repurchase Agreements

As of December 31, 2003, Webridge had a right to repurchase a certain shares of common stock under agreements which allow Webridge, at its option, to repurchase shares of common stock at the original purchase price if the employee ceases employment for any reason.  The last of these rights expired as of February 29, 2004.  Pursuant to these agreements, the Company made no repurchase of shares in 2004 or 2003 and repurchased 5,000 shares during the year ended December 31, 2002.

(c)          Stock Incentive Plans

Webridge is authorized to issue up to approximately 46.7 million shares of common stock in connection with its Stock Incentive Plans (the Plans) to directors, employees and consultants.  The Plans provide for the issuance of incentive or nonqualified stock options, appreciation rights, stock bonuses or cash bonus rights or to sell shares subject to restrictions.

The Company recognizes deferred stock compensation for the difference at the grant or issuance date between the exercise price of each stock option granted or purchase price of each restricted share sold and the estimated fair value of the

Company’s underlying common stock as determined by the Company’s Board of Directors.  Prior to December 31, 2001, deferred stock compensation resulting from such grants or issuances was recognized and is being amortized over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28.  The amortization of deferred stock-based compensation relates to the following items in the accompanying consolidated statements of operations:

	December 31,
	2003	2002
Cost of revenues	$57	$101
Research and development	67	119
Sales and marketing	32	51
General and administrative	17	27

Total	$173	$298

Had compensation costs been determined in accordance with SFAS No. 123 for all of Webridge’s stock-based compensation plans, net loss would have been as follows:

	December 31,
	2003	2002
Net loss:
As reported	$(1,836)	$(949)
Pro forma	(2,060)	(1,204)

The per share weighted average fair market value, as determined by applying the Black-Scholes option pricing model to stock options granted during 2003, 2002, 2001 and 2000 was $0.01, $0.01, $0.15 and $0.14, respectively, with the following weighted average assumptions:

	December 31,
	2003	2002
Expected dividend	$—	$—
Risk-free interest rate	3.0%	3.3%
Volatility	100%	100%
Expected life	4 years	4 years

A summary of stock option activity follows:

	Number of shares	Weighted average exercise price
Options outstanding at December 31, 2001	4,639,661	$0.7982
Granted	29,823,000	0.0200
Exercised	4,500	0.2100
Canceled	2,839,126	0.1775

Options outstanding at December 31, 2002	31,619,035	0.1009
Granted	4,712,500	0.0200
Exercised	—	—
Canceled	4,785,791	0.0351

Options outstanding at December 31, 2003	31,545,744	$0.0987

The following table summarizes information regarding stock options outstanding and exercisable as of December 31, 2003 (see Note 11):

	Options outstanding			Options exercisable
Range of exercise prices	Number outstanding as of December 31, 2003	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable as of December 31, 2003	Weighted average exercise price
$0.02	29,095,962	8.5	$0.02	10,648,247	$0.02
$0.21 - $0.40	2,166,100	7.1	$0.21	1,597,725	$0.21
$1.50 - $7.50	283,682	6.7	$7.33	69,951	$6.85

(5)         Income Taxes

Due to Webridge’s net losses for the years ended December 31, 2003, 2002 and 2001, there has been no provision for federal and state income taxes.  The reconciliation of the statutory federal income tax rate to Webridge’s effective income tax rate is as follows:

	Years ended December 31,
	2003	2002
Computed “expected” income tax benefit	(34.0)%	(34.0)%
Decrease resulting from State income taxes, net of federal tax benefit	(3.8)	(3.8)
Research and experimentation credit	(5.7)	(31.3)
Amortization of deferred stock-based compensation	2.0	16.9
Other	0.1	0.4
Change in valuation allowance	41.4	51.8

Actual tax benefit	—%	—%

The tax effects of temporary differences that give rise to deferred tax assets are as follows:

	December 31,
	2003	2002
Deferred tax assets:
Research and experimentation credit carryforwards	$1,687	$1,521
Net operating loss carryforwards	16,934	16,387
Accrued expenses	42	31
Deferred revenue	—	179

Total gross deferred tax assets	18,663	18,118

Less valuation allowance	18,663	18,118

Net deferred tax assets	$—	$—

The valuation allowance for deferred tax assets as of December 31, 2003 was approximately $18,663. The change in the valuation allowance during 2003 and 2002 was an increase of approximately $545 and $388, respectively.

At December 31, 2003 and 2002, Webridge has net operating loss carryforwards of approximately $44,562 and $43,125, respectively, and research and experimentation credit carryforwards of approximately $1,687 and $1,521, respectively, which are available to offset future federal taxable income and income taxes, respectively.  The Company’s net operating loss carryforwards and research and experimentation credit carryforwards expire through 2023.

A provision of the Internal Revenue Code requires the utilization of net operating losses and research and experimentation credits be limited when there is a change of more than 50% in ownership of a company.  Such changes occurred during the carryforward periods and, accordingly, the utilization of the Company’s net operating loss carryforwards generated from periods prior to the change in ownership will be subject to certain annual limitations.

(6)         401(k) Plan

During 1998 the Company adopted the Webridge Employee 401(k) Savings Plan (the “Plan”) covering all employees.  Employees become eligible to participate in the Plan upon employment and may begin contributing to the Plan on the first day of any subsequent calendar quarter.  Employees may contribute up to 60% of their gross compensation to the Plan, not to exceed the statutorily prescribed annual limit.  The Company, in its sole discretion, may make contributions to the Plan.  Since inception, the Company has elected to make no contributions to the Plan.  The Company terminated the Plan during May 2004 (Note 11).

(7)         Related Party Transaction

During 2002 Webridge repurchased preferred stock from a director of Webridge by issuance of a promissory note in the amount of approximately $8.  The note included interest at 6% per annum.  The note was repaid with accrued interest January 2003.

(8)         Restructuring Charges

During 2002, the Company initiated restructuring actions to improve operational efficiency and reduce operating expenses. Charges related to these restructuring actions were accrued in the period in which executive management committed to execute such actions and termination benefits had been communicated to the affected employees in accordance with EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).  The restructuring actions taken in 2002 included the reorganization of operational and management responsibilities throughout the Company and resulted in a net reduction of worldwide headcount by approximately 33%.  Restructuring charges recorded in connection with these actions totaled approximately $382 and consisted primarily of severance-related costs.  This restructuring effort was completed by December 31, 2002 and substantially all cash restructuring charges were paid in 2002.

(9)         Discontinued Operations

In December 2002, the Company adopted a plan to dispose of its operations in Japan and to liquidate its subsidiary Webridge Japan KK.  Accordingly, the operations of Webridge Japan KK have been accounted for as discontinued operations in the consolidated financial statements and related notes for all periods shown in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  As a result of this event, the Company recorded a loss from discontinued operations of approximately $217 for the year ended December 31, 2002.  Operating results for discontinued operations are reported, net of tax, under loss from discontinued operations in the accompanying consolidated statements of operations.  Net loss from discontinued operations for the year ended December 31, 2002 included loss from operations of discontinued operations of approximately $77, a cumulative translation adjustment loss of approximately $180 and a gain on disposal of net liabilities of approximately $40.

(10)  Contingencies

Legal Matters

From time to time, the Company may be subject to claims, which arise in the normal course of business. Depending on the amount and timing, an unfavorable resolution of a matter could materially affect the Company’s future results of operations or cash flows in a particular period.

(11)  Subsequent Events

Discontinued Operations

In January 2004, the Company adopted a plan to dispose of its operations in the United Kingdom and began liquidating its subsidiary in the United Kingdom, Webridge UK Limited.  The Company expects to receive no proceeds resulting from the disposal of this subsidiary.  It is possible the Company may incur significant costs associated with its disposal of this subsidiary including statutory compliance costs, employee termination costs, legal, accounting and other expenses.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this event.

Sale of Assets and Liquidation

As discussed in Note 1 to the consolidated financial statements, the accompanying consolidated financial statements have been prepared as if the Company will continue as a going concern.  On April 21, 2004, the Company’s stockholders approved the sale of substantially all of the operating assets and certain liabilities of the Company to Click Commerce, Inc. (the “Asset Sale”), and authorized management to commence a liquidation of the Company.  Proceeds from the sale consisted of 615,303 shares of Click Commerce, Inc. common stock, of which approximately 90,000 shares will be held in escrow until January 2005, subject to certain adjustments required in the related asset purchase agreement dated April 21, 2004.  Management intends to use these proceeds to fund the liquidation of the Company, to repay creditors, and to distribute the remaining net assets of the Company, if any, including shares of Click Commerce, Inc. common stock to the Company’s stockholders.  Management expects the Company will incur significant costs associated with its liquidation including statutory compliance costs, employee compensation and termination costs, legal, accounting and other expenses.  Management expects to complete the liquidation of the Company in 2005 and estimates the total costs the Company will incur during 2004 and 2005 associated with its liquidation will be approximately $700.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these events.

The 525,303 net shares of Click Commerce, Inc. common stock received by the Company on April 21, 2004 (the “Closing Date”) are subject to certain restrictions under the terms of the asset purchase agreement which restrict the sale of the shares of Click Commerce, Inc. common stock by the Company for a period of 90 days from the Closing Date (the “Lock-Up Period”).  Upon receipt of written consent from Click Commerce, Inc., the Company sold 30,303 shares of Click Commerce, Inc. common stock for total proceeds of approximately $172 in April through June 2004.  The Lock-Up Period expires on July 21, 2004.

Common Stock Options

During 2004, Webridge option holders exercised stock options resulting in the net issuance of approximately 16.6 million shares of Webridge, Inc. common stock.  On May 21, 2004, all remaining common stock options were cancelled pursuant to the plan approved by the Company’s shareholders on April 21, 2004.

401(k) Plan

Effective May 2004, the Company adopted a plan to terminate the Webridge Employee 401(k) Savings Plan (the “Plan”).  All employees were 100% vested in their respective account balances and were eligible to receive distributions under the Plan upon issuance of written authorization to the Plan.

Annex B

The following unaudited pro forma condensed combining financial data are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Webridge, Inc. and notes thereto included herein as well as the consolidated financial statements included in the Click Commerce, Inc.  Annual Report on Form 10-K for the year ended December 31, 2003 and the condensed consolidated financial statements and notes thereto (unaudited) included in the Click Commerce, Inc.  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
March 31, 2004

(dollars in thousands)

Description	Click Commerce	Webridge	Pro Forma Adjustments		Click Commerce/ Webridge Pro Forma
Assets
Current assets:
Cash, cash equivalents and short-term investments	$11,557	$454	$(454	)(A)	$11,557
Accounts receivable, net	5,791	591	—		6,382
Restricted cash	—	298	—		298
Prepaids and other current assets	538	21	—		559

Total current assets	17,886	1,364	(454)		18,796
Property and equipment, net	814	320	(252	)(B)	882
Restricted cash	170	—	—		170
Goodwill	—	—	1,511	(C)	1,511
Intangible assets	319	—	1,870	(C)	2,189
Other assets	546	—	—		546

Total assets	$19,735	$1,684	$2,675		$24,094

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$542	$18	$(18	)(D)	$542
Deferred revenue	4,336	2,192	(1,811	)(E)	4,717
Accrued compensation	971	—	60	(F)	1,031
Accrued expenses and other liabilities	1,855	347	(347	)(G)
			369	(H)	2,224

Total current liabilities	7,704	2,557	(1,747)		8,514
Other liabilities	61	—	—		61

Total liabilities	7,765	2,557	(1,747)		8,575

Shareholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	8	31	(31	)(I)
			1	(J)	9
Additional paid-in capital	62,555	49,826	(49,826	)(I)
			3,548	(J)	66,103
Deferred compensation	(13)	—	—		(13)
Accumulated other comprehensive income	141	—	—		141
Treasury stock	(117)	—	—		(117)
Accumulated deficit	(50,604)	(50,730)	50,730	(I)	(50,604)

Total shareholders’ equity (deficit)	11,970	(873)	4,422		15,519

Total liabilities and shareholders’ equity (deficit)	$19,735	$1,684	$2,675		$24,094

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
For the three months ended March 31, 2004

(dollars in thousands, except per share data)

Description	Click Commerce	Webridge	Pro Forma Adjustments		Click Commerce/ Webridge Pro Forma
Revenues
Product license	$1,212	$48	$—		$1,260
Service	4,060	901	—		4,961

Total revenues	5,272	949	—		6,221
Costs of revenues
Product license	43	—	—		43
Service	2,424	307	(22	)(K)	2,709

Total cost of revenues	2,467	307	(22)		2,752

Gross profit	2,805	642	22		3,469
Operating expenses:
Sales and marketing	598	154	(5	)(K)	747
Research and development	411	478	(9	)(K)	880
General and administrative	915	150	(5	)(K)	1,060
Amortization of stock-based compensation	8	2	—		10
Amortization of intangible assets	40	—	110	(L)	150

Total operating expenses	1,972	784	91		2,847

Operating income (loss)	833	(142)	(69)		622

Other income, net	18	14	—		32

Income (loss) before income taxes	851	(128)	(69)		654
Income tax expense	—	—	—		—

Net income (loss)	$851	$(128)	$(69)		$654

Basic net income per share	$0.10				$0.07

Diluted net income per share	$0.10				$0.07

Weighted average shares outstanding – basic	8,391,143		615,303		9,006,446
Weighted average shares outstanding - diluted	8,863,265		615,303		9,478,568

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
For the Year ended December  31, 2003

(dollars in thousands, except per share data)

Description	Click Commerce	Webridge	Pro Forma Adjustments		Click Commerce/ Webridge Pro Forma
Revenues
Product license	$4,164	$788	$—		$4,952
Service	14,025	3,121	(154	)(E)	16,992

Total revenues	18,189	3,909	(154)		21,944
Costs of revenues
Product license	341	—	—		341
Service	8,375	1,123	(139	)(K)	9,359

Total cost of revenues	8,716	1,123	(139)		9,700

Gross profit	9,473	2,786	(15)		12,244
Operating expenses:
Sales and marketing	3,409	1,197	(38	)(K)	4,568
Research and development	2,411	2,764	(66	)(K)	5,109
General and administrative	4,520	474	(54	)(K)	4,940
Amortization of stock-based compensation	58	173	—		231
Amortization of intangible assets	107	—	440	(L)	547
Restructuring and other charges	2,960	—	—		2,960

Total operating expenses	13,465	4,608	282		18,355

Operating loss	(3,992)	(1,822)	(297)		(6,111)

Other income (expense), net	341	(14)	—		327

Loss before income taxes	(3,651)	(1,836)	(297)		(5,784)
Income tax expense	—	—	—		—

Net loss	$(3,651)	$(1,836)	$(297)		$(5,784)

Net loss per share – basic and diluted	$(0.45)				$(0.66)

Shares used in computing net loss per share – basic and diluted	8,163,223		615,303		8,778,526

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

        The unaudited pro forma condensed combining balance sheet as of March 31, 2004 gives effect to the acquisition of substantially all operating assets and certain liabilities of Webridge, Inc. (“Webridge”), a privately-held Delaware corporation, as if it occurred on that date. The unaudited pro forma condensed combining statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the acquisition of Webridge as if it occurred on January 1, 2003.

        Under the terms and conditions of the Asset Purchase Agreement dated as of March 17, 2004 Click Commerce, Inc. (the “Company”) acquired substantially all of the operating assets of Webridge for 615,303 shares of the Company’s common stock on April 22, 2004. The Company also incurred approximately $181,000 of direct expenses related to closing the Webridge acquisition. The Company funded the acquisition using available cash on hand as well as the issuance of common stock.

        The assets acquired and liabilities assumed in this acquisition were recorded based upon management’s best estimates of fair value with any excess purchase price being allocated to goodwill. The preliminary purchase price allocation may be subject to further adjustment as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.    PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF OPERATIONS

(A)                            Reflects the transaction structure as an asset purchase in which cash balances were not included in the assets acquired.

(B)                                Reflects the adjustment of property and equipment that were either (i) not acquired, (ii) had no future use, or (iii) written down to their estimated fair value as of the acquisition date.

(C)                                Reflects the establishment of intangible assets in the amount of $1,870,000 based on an independent valuation and goodwill in the amount of $1,511,000.

(D)                               Reflects the transaction structure as an asset purchase in which the accounts payable were not included in the liabilities assumed.

(E)                                 Reflects the adjustment of deferred revenue acquired in purchase accounting to its estimated fair value.

(F)                                 Reflects the reclassification of a sales commission liability that was assumed by the Company and which was reflected in accrued expenses and other liabilities by Webridge as of March 31, 2004.

(G)                                Reflects the transaction structure as an asset purchase to eliminate accrued expenses and other liabilities which were not included in the liabilities assumed.

(H)                               Reflects direct acquisition costs in the amount of $181,000 incurred by the Company related to the acquisition and certain lease obligations for office space in the amount of $188,000 that will not be used by the Company following the acquisition.

(I)                                    Reflects the elimination of Webridge’s common stock, paid-in capital and accumulated deficit.

(J)                                   Reflects purchase price of approximately $3.5 million of the Company’s common stock.

(K)                               Reflects adjustment of depreciation expense for the valuation of property and equipment at estimated fair values as of the acquisition date.

(L)                                 Reflects amortization related to the identifiable intangible assets with definite useful lives in connection with the acquisition.